UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2022

PARSEC CAPITAL ACQUISITIONS CORP

(Exact name of registrant as specified in its charter)

Delaware	001-40871	86-2087408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W. Main Street

Lewisville, TX 75057

(Address of principal executive offices, including zip code)

203-524-6524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, and one Warrant	PCXCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	PCX	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PCXCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

As previously reported, on October 13, 2022, Parsec Capital Acquisitions Corp., a Delaware corporation (“PCX”), entered into an agreement and plan of merger (the “Merger Agreement”) by and among PCX, Enteractive Media Inc., a Canadian corporation (“Enteractive Media”) and Enteractive Merger Sub, Inc., a Canadian corporation and a wholly owned subsidiary of PCX (“Merger Sub”). On November 1, 2022, the parties entered into Amendment No. 1 to the Merger Agreement (the “Amendment”), pursuant to which the definition of “Merger Consideration” was changed from 5,000,000 shares (at an assumed price of $4 per share), to 6,900,000 shares, with an assumed price of $10.00 per share, subject to a discount of up to 60%, of which 1,900,000 shares are subject to forfeiture in the case Enteractive Media does not achieve gross revenues of at least $3,000,000 in calendar year 2023, as reported by Enteractive Media in its Form 10-K filing for the year ended December 31, 2023. The Amendment also removed and replaced Exhibit A of the Merger Agreement, “Shareholder and Merger Consideration,” in its entirety.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Agreement and Plan of Merger, dated November 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 2, 2022	Parsec Capital Acquisitions Corp

	By:	/s/ Patricia Trompeter
	Name:	Patricia Trompeter
	Title:	Chief Executive Officer